UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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1

Verity U.S. Treasury Fund

PLEASE VOTE YOUR SHARES TODAY!
EVEN CASTING AN ABSTAIN VOTE WOULD HELP!
Dear Valued Shareholder,
WE TRULY NEED YOUR VOTE! We would not undertake the expense of yet another email to you unless your vote was vital. We have been trying to reach you regarding the Special Meeting of Shareholders of the Verity U.S. Treasury Fund (the “Fund”), slated for August 28th, 2025. The Special Meeting is fast approaching and our records indicate we have not yet received your vote; therefore, we are asking you to please take a moment now to submit your vote. Even if you were to simply cast an Abstain vote, which is neither For nor Against the proposal being voted on, it would be of great help to the Fund!
Shareholders are being asked to vote on one proposal to approve a new investment advisory agreement between Verity Asset Management, Inc. (“Verity”) and the Trust, on behalf of the Fund.
The full proxy statement is available for your review here: www.OkapiVote.com/Verity. Because there is a great deal of information in the materials, the following key points are highlighted. Under the New Investment Advisory Agreement, there will be:
1.No change to the investment adviser (Verity will remain the Fund’s investment adviser).
2.No change to the investment advisory fees.
3.No change to the investment objective and principal investment strategies.
Reasoning for the New Investment Advisory Agreement:
Verity has served as the investment adviser to the Fund since its inception on December 1, 2023. On May 5, 2025, Verity Financial Group, Inc., the parent company of Verity, agreed to be acquired by Simplicity Financial Marketing Holdings, Inc. (“Simplicity”), pursuant to which Simplicity will acquire a 100% ownership equity stake in Verity (the “Transaction”). The closing of the Transaction, which occurred on July 1, 2025, may be deemed to result in a change of control of the Adviser under the Investment Company Act of 1940. If a change in control of the Adviser was deemed to occur, it would result in the “assignment” of the investment advisory agreement currently in effect, resulting in the automatic termination of the current investment advisory agreement.
In connection with the Transaction, shareholders are being asked to approve a new investment advisory agreement between the Trust, on behalf of the Fund, and Verity, which will allow Verity to continue to serve as the Fund’s investment adviser following the closing on the Transaction.
In order for your vote to be represented, we must receive your voting instructions. PLEASE SUBMIT YOUR VOTE TODAY USING THE URL AND CONTROL NUMBER PROVIDED IN YOUR EMAIL. EVEN IF IT IS PAST THE INDICATED MEETING DATE, PLEASE SUBMIT YOUR VOTE TODAY!
If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at: (877) 259-6290 or by email at: Verity@okapipartners.com.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL
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